Exhibit 99.1

                                                       Proxy Card

                                                   REVOCABLE PROXY
                                             UCI MEDICAL AFFILIATES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JULY 26, 2005 AT THE CAPITAL CITY CLUB, 1201 MAIN STREET, 25th FLOOR, COLUMBIA, SOUTH CAROLINA AT 11:00 A.M. LOCAL TIME.

The undersigned hereby appoints Jerry F. Wells, Jr., CPA and S. Louise Parker, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of UCI Medical Affiliates, Inc., a Delaware corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2005 Annual Meeting of Stockholders of UCI Medical Affiliates, Inc. and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

1.       Election of Directors:                               For All           Withhold All     For All Except

              Joseph A. Boyle, CPA                               |_|                |_|              |_|
              Ashby M. Jordan, M.D.                              |_|                |_|              |_|
              John M. Little, Jr. M.D.                           |_|                |_|              |_|

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in space provided below.



     2. The ratification of the appointment of Scott McElveen, L.L.P., as our independent public accountants for the fiscal year ending September 30, 2005.
For  |_|    Against  |_|      Abstain  |_|

3. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.

-------------------------------------- ---------------------
                                       Date
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Stockholder sign above

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                                       Date
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Co-holder (if any) sign above

                      Detach above card, sign, date and mail in postage paid envelope provided.

                                             UCI MEDICAL AFFILIATES, INC.

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THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS,
THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

                                                    PLEASE ACT PROMPTLY

                                       SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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